Exhibit 99.1

Jerash Holdings Maintains Uninterrupted Production for Global Brand Customers

Fairfield, New Jersey – March 16, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), a producer of high-quality textile goods for leading global brands, today announced it is maintaining uninterrupted production while also taking steps to assure the safety of its workers in light of global COVID-19 virus concerns. The Company has minimal supply chain exposure to China for its raw materials, and orders continue to progress according to existing customer schedules.

“Jerash Holdings is maintaining its production schedule without interruption in order to ensure timely delivery to our customers while also taking additional steps to assure the safety of our workforce in light of the continuing concerns about the COVID-19 virus,” said Samuel Choi, Chairman and CEO of Jerash Holdings. “Additionally, while many producers may have been negatively impacted by the factory shutdowns and shipping halts throughout China this year, most of our raw materials come from other global markets and, as a result, we were minimally impacted, if at all. We continue to closely monitor the situation to ensure we are taking all appropriate steps to maintain the safety of our workforce as well as continue uninterrupted production for our global brand customers.”

Jerash recently announced the opening of its newest factory in Al Hasa, its fifth facility, which is approximately a 90-minute drive from Jerash’s Amman facilities. The new factory expands Jerash’s annual production capacity and will particularly emphasize employment and promotion opportunities for women from communities surrounding the factory. The factory was built in close coordination with the Jordanian government to promote employment of women and provide quality jobs in rural areas. Among the first orders produced were specially branded products for Jerash’s customer The North Face as part of its celebration of International Women’s Day 2020.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, Columbia, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, etc.). Its production facilities comprise five factory units and three warehouses and it currently employs approximately 4,000 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of the end of calendar year 2019. Additional information is available at http://www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. These and other risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact Information:

Matt Kreps, Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com